Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 to the Registration Statement of Teton Energy Corporation on Form S-3 (No. 333-153007) of our report dated March 12, 2008 on the consolidated financial statements of Teton Energy Corporation, which appears in Teton Energy Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007. We also consent to the reference to us under the headings “Experts” in such registration statement.

Ehrhardt Keefe Steiner & Hottman PC
Denver, Colorado
November 10, 2008